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Exhibit 2.5

Execution Copy

ANCILLARY AGREEMENT

        ANCILLARY AGREEMENT, dated as of March 17, 2005 (the "Agreement"), by and among the following:

            (i)  iPCS, Inc., a Delaware corporation ("iPCS");

           (ii)  AIG Annuity Insurance Company; AIG Life Insurance Company; AIG Retirement Services, Inc. (formerly AIG SunAmerica,Inc.); SunAmerica Life Insurance Company; The Variable Annuity Life Insurance Company; Valic Company II Strategic Bond Fund; SunAmerica Income Funds—SunAmerica High Yield Bond Fund; SunAmerica Series Trust—SunAmerica High Yield Bond Portfolio; SunAmerica Income Funds—SunAmerica Strategic Bond Fund; and Valic Company II High Yield Bond Fund (collectively, "AIGGIC");

          (iii)  SPCP Group, LLC; Silver Point Capital Fund, L.P.; and Silver Point Capital Offshore Fund, Ltd. (collectively, "Silver Point");

          (iv)  Timothy M. Yager 2001 Trust, dated September 24, 2001 ("Yager"); and

           (v)  Apollo Investment Fund IV, L.P.; and Apollo Overseas Partners IV, L.P. (collectively, "Apollo").

        WHEREAS, iPCS, AIGGIC, Silver Point and Yager entered into that certain Registration Rights Agreement dated as of July 20, 2004 (the "Registration Rights Agreement").

        WHEREAS, in connection with the proposed merger of Horizon PCS, Inc. ("Horizon") with and into iPCS (the "Merger") pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, by and between iPCS and Horizon (the "Merger Agreement"), the parties hereto desire to provide the rights and covenants set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

          1.     Each of iPCS, AIGGIC, Silver Point, Yager and Apollo agrees that, prior to or as of the Effective Time (as defined in the Merger Agreement) of the Merger, it will enter into any and all documents and agreements as are necessary to amend the Registration Rights Agreement in accordance with the provisions set forth on Exhibit A hereto, such documents and agreements to become effective at the Effective Time.

          2.     AIGGIC hereby covenants and agrees that it shall not, prior to the Effective Time of the Merger (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the shares of common stock, $0.01 par value per share, of iPCS (the "iPCS Common Stock") beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by it and any other shares of iPCS Common Stock to which it may hereafter acquire beneficial ownership, or any interest therein unless the transferee agrees in writing with the other parties hereto to be bound by the terms of this Agreement with respect to the shares or interests so transferred (including, without limitation, all of the transferor's obligations hereunder) or (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such shares or any interest therein unless such contract, option or other agreement or understanding is in writing and contains a provision pursuant to which the transferee agrees in writing with the other parties hereto to be bound by the terms of this Agreement with respect to the shares or interests to be transferred thereunder (including, without limitation, all of the transferor's obligations hereunder). Apollo hereby covenants and agrees that it shall not, prior to the Effective Time of the Merger (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the shares of common stock, $0.0001 par value per share, of Horizon (the "Horizon Common Stock") beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by it and any other shares of Horizon Common Stock to which it may hereafter acquire beneficial ownership, or any interest therein unless the transferee agrees in writing with the other parties hereto to be bound by the terms of this Agreement with respect to the shares or interests so transferred (including, without limitation, all of the transferor's obligations hereunder) or (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such shares or any interest therein unless such contract, option or other agreement or understanding is in writing and contains a provision pursuant to which the transferee agrees in writing with the other parties hereto to be bound by the terms of this Agreement with respect to the shares or interests to be transferred thereunder (including, without limitation, all of the transferor's obligations hereunder). Silver Point hereby covenants and agrees that it shall not, prior to the Effective Time of the Merger (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the shares of iPCS Common Stock or Horizon Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by it and any other shares of iPCS Common Stock or Horizon Common Stock to which it may hereafter acquire beneficial ownership, or any interest therein unless the transferee agrees in writing with the other parties hereto to be bound by the terms of this Agreement with respect to the shares or interests so transferred (including, without limitation, all of the transferor's obligations hereunder) or (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such shares or any interest therein unless such contract, option or other agreement or understanding is in writing and contains a provision pursuant to which the transferee agrees in writing with the other parties hereto to be bound by the terms of this Agreement with respect to the shares or interests to be transferred thereunder (including, without limitation, all of the transferor's obligations hereunder). Each of AIGGIC, Silver Point and Apollo hereby represents that, except as otherwise noted thereon, it beneficially owns and has the sole power to vote or cause to be voted the shares of iPCS and/or Horizon Common Stock (as applicable) set forth on Exhibit B hereto and beneficially owns the options to purchase such shares set forth on Exhibit B and that as of the date hereof, the shares and options set forth on Exhibit B constitute all of the shares or options beneficially owned by it.

          3.     If the Effective Time occurs, until such time as the Resale S-4 (as defined in Exhibit A hereto) or the Shelf Registration Statement (as defined in Exhibit A hereto) or an amendment to the Current Shelf (as defined in Exhibit A hereto) covering shares of iPCS Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by Apollo upon consummation of the Merger is declared effective by the Securities and Exchange Commission, each of AIGGIC, Silver Point and Yager hereby covenants and agrees that neither it nor any transferee shall sell any of its shares of iPCS Common Stock pursuant to any registration statement established by the Company in accordance with the Registration Rights Agreement.

          4.     This Agreement will terminate, and all rights and obligations of the parties hereto shall terminate, upon the Expiration Date. "Expiration Date" shall mean the date and the time of the earlier of (i) the written consent of all of the parties hereto, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) if the Merger has not closed by such date, September 30, 2005. No such termination shall relieve any party hereto from liability for any willful breach of this letter agreement occurring prior to the Expiration Date.

          5.     This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party hereto irrevocably submits to the exclusive jurisdiction of any New York state or federal court sitting in the State of New York in any action arising out of or relating to this letter agreement, hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such New York state or federal court, hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and hereby irrevocably waives the right to a trial by jury. Nothing in this paragraph will affect the right of any party hereto to bring any action arising out of or relating to this letter agreement in any other court if the New York state or federal court will not take jurisdiction of any such action. Each of the parties shall pay its own expenses in connection with the execution and performance of this letter agreement.

          6.     If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

iPCS, INC.
By:	/s/ TIMOTHY M. YAGER
Name: Timothy M. Yager Title: President and Chief Executive Officer
AIG ANNUITY INSURANCE COMPANY AIG LIFE INSURANCE COMPANY AIG RETIREMENT SERVICES, INC. (formerly AIG SunAmerica, Inc.) SUNAMERICA LIFE INSURANCE COMPANY THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By:	AIG Global Investment Corp., as Investment Adviser
By:	/s/ RYAN LANGDON
Name: Ryan Langdon
Title: Managing Director
VALIC COMPANY II STRATEGIC BOND FUND SUNAMERICA INCOME FUNDS—SUNAMERICA HIGH YIELD BOND FUND SUNAMERICA INCOME FUNDS—SUNAMERICA STRATEGIC BOND FUND VALIC COMPANY II HIGH YIELD BOND FUND
By:	AIG Global Investment Corp., as Investment Sub-Adviser
By:	/s/ RYAN LANGDON
Name: Ryan Langdon
Title: Managing Director
SUNAMERICA SERIES TRUST—SUNAMERICA HIGH YIELD BOND PORTFOLIO
By:	AIG SunAmerica Asset Management Corp., as Investment Adviser
By:	/s/ THOMAS REEG
Name: Thomas Reeg
Title: Portfolio Manager
[Signature Page to Ancillary Agreement]

SPCP GROUP, LLC By: Silver Point Capital, L.P. its managing member
By: Silver Point Capital Management, LLC its general partner
By:	/s/ JEFFREY GELFAND
Name: Jeffrey Gelfand Title: Chief Financial Officer
SILVER POINT CAPITAL FUND, L.P.
By: Silver Point Capital General Partner, LLC its general partner
By:	/s/ JEFFREY GELFAND
Name: Jeffrey Gelfand Title: Chief Financial Officer
SILVER POINT CAPITAL OFFSHORE FUND, LTD.
By:	/s/ JEFFREY GELFAND
Name: Jeffrey Gelfand Title: Chief Financial Officer
[Signature Page to Ancillary Agreement]

TIMOTHY M. YAGER 2001 TRUST, DATED SEPTEMBER 24, 2001
By:	/s/ TIMOTHY M. YAGER
Name: Timothy M. Yager Title: Trustee
APOLLO INVESTMENT FUND IV, L.P.
By:	Apollo Advisors IV, L.P.
Its:	General Partner
By:	Apollo Capital Management IV, Inc.
Its:	General Partner
By:	/s/ MICHAEL D. WEINER
Name: Michael D. Weiner Title: Vice President
APOLLO OVERSEAS PARTNERS IV, L.P.
By:	Apollo Advisors IV, L.P.
Its:	General Partner
By:	Apollo Capital Management IV, Inc.
Its:	General Partner
By:	/s/ MICHAEL D. WEINER
Name: Michael D. Weiner Title: Vice President
[Signature Page to Ancillary Agreement]

Exhibit A—Amendments to Registration Rights Agreement

  •
  Apollo will be added as an "Investor" under the Agreement with the same rights as AIGGIC and Silver Point currently have under the Agreement (as those rights will be modified as set forth below). This will include an obligation by the Company to either (i) prepare its Form S-4 registration statement required pursuant to Section 7.18(a) of the Merger Agreement to register resales by Apollo and Silver Point of the shares of the Company's common stock that each receives in the Merger (the "Resale S-4") or (ii) if the Company does not prepare and cause to be effective the Resale S-4 pursuant to the previous clause (i), as soon as reasonably practicable (but in no event more than 15 days after Effective Time of the Merger) file a shelf registration statement with respect to Apollo's and Silver Point's shares (the "Shelf Registration Statement") or add Apollo to the current shelf registration with respect to AIGGIC and Silver Point (the "Current Shelf"). The Company's obligation to keep the Resale S-4 or the Shelf Registration Statement (as applicable) effective will terminate on the earlier of (i) 11/24/06 (which is the date that the Company's obligation to keep the Current Shelf effective terminates) and (ii) the date that all of Apollo's shares and Silver Point's shares cease to be Registrable Securities (as defined in the Agreement). During the period starting on the date on which the Resale S-4 or the Shelf Registration Statement (as applicable) is declared effective and ending on the date on which the Company is no longer obligated to keep the Resale S-4 or the Shelf Registration Statement (as applicable) effective pursuant to the terms of the Agreement, if for any reason the Resale S-4 or Shelf Registration Statement (as applicable) shall be unavailable for resales by Apollo or Silver Point (other than solely as a result of actions by Apollo or Silver Point) then neither AIGGIC nor Silver Point shall sell shares under the Current Shelf. During the period starting on the Effective Time of the Merger and ending on the date on which the Company is no longer obligated to keep the Current Shelf effective pursuant to the terms of the Agreement, if for any reason the Current Shelf shall be unavailable for resales by AIGGIC or Silver Point (other than solely as a result of actions by AIGGIC or Silver Point) then neither Apollo nor Silver Point shall sell shares under the Resale S-4 or Shelf Registration Statement (as applicable).

  •
  There will be a total of four demand rights that will be divided among the Investors as follows: (i) each of AIGGIC, Silver Point and Apollo will have one demand right and (ii) the fourth demand right will be exercisable by one or more of AIGGIC, Silver Point and Apollo (each Investor who participates in the offering that results from this fourth demand right (whether by making the demand or by piggy backing on the demand) will have equal priority in the offering).

  •
  Section 5(a) of the Registration Rights Agreement will be amended and restated as follows:

        Restrictions on Public Sales by the Investors.    In connection with any underwritten offering of Registrable Securities by the Company (whether pursuant to this Agreement or otherwise), each Investor will agree with the managing underwriter not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any public sale or distribution of any other equity security of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company, (in each case, other than as part of the underwritten public offering pursuant to this Agreement) during the ten (10) business day period prior to the effective date of the applicable registration statement, if such date is known, and during such period as the managing underwriter may request (not to exceed ninety (90) days) following the date of the final prospectus; provided that each officer, director and other selling shareholder under the proposed registration shall also agree to the restrictions contained in this SECTION 5(a).

Exhibit A-1

Exhibit B—Share Ownership

Name	Number of shares of iPCS Common Stock	Number of shares of Horizon Common Stock	Number of: iPCS Options	Number of Horizon Options
AIGGIC	2,623,534	0	0	0
Silver Point	2,227,764	764,768	0	0
Yager	50,000	0	0	0
Apollo	0	3,402,121	0	0

Exhibit B-1

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  Exhibit 2.5
Exhibit B—Share Ownership